UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 19, 2013

Fusion-io, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35188	20-4232255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2855 E. Cottonwood Parkway, Suite 100

Salt Lake City, Utah 84121

(Address of principal executive offices) (Zip code)

(801) 424-5500

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2013, the Compensation Committee of the Board of Directors of Fusion-io, Inc. (the “Company”) approved retention bonuses to the following named executive officers (“NEOs”):

Name	Bonus
Dennis P. Wolf	$100,000

James L. Dawson	$100,000

Lance L. Smith	$100,000

Each of these retention bonuses are subject to a 6-month clawback, and in the event that the Company terminates the NEO’s employment with the Company for cause (as defined in the NEO’s involuntary termination severance agreement with the Company) or he resigns from such employment for any reason other than good reason (as defined in the NEO’s involuntary termination severance agreement with the Company), the NEO will be required to repay the entire retention bonus. In the event the Company terminates the NEO’s employment with the Company as a result of his death or disability (as defined in the NEO’s involuntary termination severance agreement with the Company), at any time, he will not be required to repay any portion of the retention bonus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSION-IO, INC.

Date: May 23, 2013	By:	/s/ Shawn J. Lindquist
	Name:	Shawn J. Lindquist
	Title:	Chief Legal Officer, Executive Vice President and Secretary